UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 11, 2018

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55775	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 11, 2018, Ronald J. Lieberman resigned as a member of our board of directors following fulfillment of his transition service obligations to Colony NorthStar, Inc., or Colony NorthStar. Colony NorthStar indirectly owns approximately 45.1% of American Healthcare Investors, LLC, or American Healthcare Investors, our co-sponsor.

The resignation by Mr. Lieberman was not a result of any disagreement with our company on any matter relating to our operations, polices or practices.

Accordingly, on January 11, 2018, our board of directors appointed Richard S. Welch, as designated by Colony NorthStar pursuant to an agreement between Colony NorthStar and American Healthcare Investors, as a member of our board of directors to fill the vacancy created by the resignation of Mr. Lieberman, effective as of January 11, 2018. Mr. Welch will serve until our next annual meeting of stockholders and until his successor is duly elected and qualifies or until his earlier resignation or removal in accordance with our organizational documents and applicable law. As a non-independent director, we will not compensate Mr. Welch for his services rendered as a member of our board of directors; however, as previously disclosed, we enter into indemnification agreements with each of our directors, including Mr. Welch. Other than through his position with Colony NorthStar, as discussed below, Mr. Welch has not had any direct or indirect material interests in any transaction with our company or to which our company is a party or in any currently proposed transaction with our company or to which our company is a party.

Richard S. Welch, age 47, has served as one of our directors since January 2018. Mr. Welch has also served on the Executive Committee of American Healthcare Investors since April 2017, and on the investment committee of our advisor since April 2017. Mr. Welch has served as a Managing Director at Colony NorthStar, responsible for managing certain financial and operational aspects of Colony NorthStar’s investment portfolio and operating businesses, which have included various healthcare investments, since July 2007. Beginning in April 2017, Mr. Welch assumed oversight of Colony NorthStar’s healthcare portfolio. Prior to joining the predecessor Colony Capital business in 2005, Mr. Welch was a vice president in the Investment Banking Division of Goldman, Sachs & Co., focusing on mergers and acquisitions and debt and equity financings for companies in the real estate, retail, and consumer product industries. Mr. Welch received a B.S. degree in Accounting from University of Southern California and an M.B.A. from The Wharton School, University of Pennsylvania. Mr. Welch is a Certified Public Accountant in the State of California (inactive).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.
January 18, 2018
By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer